                                                                   Exhibit 10.13
                           NEW DEVELOPMENT AGREEMENT
                           -------------------------

     This Agreement is made and entered into as of this 22nd day of December, 1995 by and between THERMA-WAVE, INC., a corporation duly organized and existing under the laws of the State of Delaware with its principal place of business at 47320 Mission Falls Court, Fremont, California 94539 (hereinafter referred to as "TWI"), and Toray Industries, Inc., a corporation duly organized and existing under the laws of Japan with its principal place of business at 2-1, Nihonbashi-Muromachi 2-chome, Chuo-ku, Tokyo 103, Japan (hereinafter referred to as "TORAY").

                               WITNESSETH THAT:
                               ---------------

     WHEREAS, TWI and TORAY, with two other parties, have entered into DEVELOPMENT LICENSE AGREEMENT dated June 16, 1992 (hereinafter referred to as "DLA"), under which TORAY has been granted the right and license to use certain TWI's patent and technology for research and new product development purpose;

     WHEREAS, TORAY has developed certain technology under the DLA; and

     WHEREAS, both parties have agreed that such development constitutes a "New Development" as such term is defined in the DLA, and have entered into negotiations for the commercialization, marketing and other uses of the New Development;

     NOW THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter provided, the parties hereto agree as follows:

I.   DEFINITION:

     1.1 Product means the film measurement equipment as described in Schedule A attached hereto.

     1.2 Improvements means all enhancements, modifications and improvements of the Product.

     1.3 TWI Intellectual Property Rights means the TWI Licensed Patents and TWI's Technology.

     1.4 TWI Licensed Patents means the patents and patent applications set forth in Schedule B attached hereto, including any patents, continuations, continuations-in-part, reissues, divisions, or extensions thereof.

     1.5 TWI Licensed Trademarks means the trademarks set forth in Schedule C attached hereto, and all registrations or applications therefor and any variation thereon.

     1.6 Technology means know-how, data, drawings, designs, operating experience and techniques, documents, models, the contents of patent applications, inventions and equipment, whether or not patentable, and other information in any form (including oral) which relates to the Product and Improvements.

     1.7 TWI's Technology means Technology owned by or in the possession of TWI as of the Effective Date.

     1.8 TORAY's Developments means Technology which TORAY has developed as of the Effective Date under the DLA with the use of, based upon or incorporating "TWI Intellectual Property Rights," as such term is defined in the DLA.

     1.9 TORAY's Base Technology means Technology described in Schedule D attached hereto which is owned by TORAY as of the Effective Date and which has been developed independently of the "TWI Intellectual Property Rights" as such term is defined in the DLA.

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     1.10  TORAY's Technology means TORAY's Base Technology and TORAY's
Developments.

     1.11 TORAY's Exclusive Territory means any country or territory throughout the world other than TWI's Exclusive Territory.

     1.12 TWI's Exclusive Territory means the countries of North America and Europe described in Schedule E attached hereto.

     1.13  Effective Date means October 1, 1995.

II.  ACKNOWLEDGMENT:

     2.1 TWI and TORAY acknowledge that the Product constitutes a "New Development" as such term is defined in the DLA and that TORAY is principally responsible for the creation or development of the Product. TWI and TORAY further acknowledge that, under Section 4.7 of the DLA, Toray's Developments are jointly owned by TWI and TORAY and that neither party may manufacture, sell, market or otherwise use the Product, except as provided in this Agreement.

III. GRANTS OF RIGHTS:

     3.1 Subject to the terms and conditions of this Agreement, for and during the term of this Agreement, TWI hereby grants to TORAY the exclusive right and license, without right of sublicense, to use the TWI Intellectual Property Rights to manufacture, use and sell Products (including those incorporating Improvements) to customers for use in non-semiconductor applications, such as flat panel display, within TORAY's Exclusive Territory.

     3.2 Subject to the terms and conditions of this Agreement, for and during the term of this Agreement, TWI hereby grants to TORAY an exclusive and royalty-free right and license to use the TWI Licensed Trademarks in TORAY's Exclusive Territory in connection with the manufacture, advertisement, marketing and sale of Products (including those incorporating Improvements) under the license set forth in Section 3.1 above.

IV.  FEES AND ROYAL TIES:

     4.1 In consideration of the rights and licenses granted to TORAY hereunder, TORAY shall pay to TWI royalties with respect to each Product (including those incorporating Improvements) as follows:

          4.1.1  There will no initial license fee payable by TORAY to TWI.

          4.1.2 TORAY shall pay to TWI once each quarter a royalty of six percent (6%) of the net sales price on all of TORAY's sales of Products (including those incorporating Improvements) manufactured by TORAY. Net sales price shall be computed as the gross sales price, less packaging, freight, sales taxes, duties, surcharges, returns and allowances. If TORAY sells Products as part of a system containing components which do not incorporate any TWI Intellectual Property Rights, the value of such components shall also be deducted from the gross sales price of the system containing such Product. Such royalty payments shall be subject to tax withholding as may be required by law. Products (including those incorporating Improvements) shall be considered "sold" on the earlier of when payment is received or 120 days after shipment.

     4.2 TORAY shall remit all royalties due in respect of sales of Products in each calendar quarter within thirty (30) days after the conclusion of each calendar quarter. The first calendar

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quarter for which royalties will be due and payable shall begin on the Effective
Date and end on December 31, 1995.

     4.3 Upon the expiration, or declaration of invalidity or unenforceability by a court of competent jurisdiction from which no appeal can be taken, of the last to expire of the TWI Licensed Patents in TORAY's Exclusive Territory, the royalty subsequently due from TORAY shall be reduced to three percent (3%).

     4.4 Royalties shall be paid in United States dollars by bank wire transfer to an account of TWI that it shall designate from time to time, or to such other place and by such other method of payment as TWI may reasonably designate in writing. The rate of exchange for converting Japanese yen to United States dollars shall be the telegraphic transfer selling rate of United States dollars quoted by the officially authorized foreign exchange bank in Japan at the close of banking on the last day of the accounting period (or the first business day thereafter if such last day shall be Sunday or other non-business day).

V.   TWI'S MARKETING AND MANUFACTURING RIGHTS:

     5.1 Subject to the terms and conditions of this Agreement, for and during the term of this Agreement, TORAY hereby grants to TWI the exclusive right and license, without right of sublicense, to use TORAY's Base Technology to sell Products (including those incorporating Improvements ) manufactured by TORAY to customers for use in non-semiconductor applications, such as flat panel display, within TWI's Exclusive Territory. TORAY and TWI shall enter into good faith negotiations with respect to a sales agreement under which TWI may purchase Products from TORAY for re-sale as contemplated by this Section 5.1.

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     5.2  Subject to the terms and conditions of this Agreement, for and during the term of this Agreement, TORAY grants to TWI the exclusive right and license, without right of sublicense, to use TORAY's Base Technology to manufacture, use and sell Products (including those incorporating Improvements) to customers for use in non-semiconductor applications within TWI's Exclusive Territory; provided, however, that TWI agrees that it will not exercise the rights to manufacture Products under this Section 5.2 until the first anniversary of the Effective Date.

     5.3  In consideration of rights and licenses granted to TWI under Section
5.2 hereof, TWI shall pay to TORAY royalties with respect to each Product (including those incorporating Improvements) as follows:

          5.3.1  There will be no initial license fee payable by TWI to TORAY.

          5.3.2 TWI shall pay to TORAY once each quarter a royalty of one and one-half percent (1.5%) of the net sales price on all of TWI's sales of Products (including those incorporating Improvements) manufactured by TWI; provided that no royalties shall be payable by TWI for Products purchased from TORAY and resold by TWI under Section 5.1 of this Agreement. Net sales price shall be computed as the gross sales price, less packaging, freight, sales taxes, duties, surcharges, returns and allowances. If TWI sells Products as part of a system containing components which do not incorporate TORAY's Base Technology, the value of such components shall also be deducted from the gross sales price of the system containing such Product. Such royalty payments shall be subject to tax withholding as may be required by law. Products (including those incorporating Improvements) shall be considered "sold" on the earlier of when payment is received or 120 days after shipment.

     5.4 TWI shall remit all royalties due in respect of sales of Products in each calendar quarter within thirty (30) days after the conclusion of such calendar quarter.

     5.5 Royalties shall be paid in United States dollars by bank wire transfer to an account of TORAY that it shall designate from time to time, or to such other place and by such other method of payment as TORAY may reasonably designate in writing.

VI.  DELIVERY OF TECHNOLOGY:
     ----------------------

     6.1 TWI will make all reasonable efforts to disclose and make available to TORAY, within ninety (90) days of the Effective Date, TWI's Technology not heretofore disclosed to TORAY and which TWI is not restricted by confidentiality agreements from disclosing to TORAY, including, but not limited to, certain confidentiality agreements with IBM, Motorola and Intel. Technology which TWI is free to divulge and becomes available to TWI after the Effective Date shall be disclosed and made available to TORAY promptly.

     6.2 TORAY will make all reasonable efforts to disclose and make available to TWI, within ninety (90) days of the Effective Date, TORAY's Technology to the extent that TORAY is not restricted by confidentiality agreements from disclosing to TWI.

     6.3 The form of disclosure herein contemplated shall, as far as reasonably practicable, be made in writing, for example, by furnishing copies of materials such as specifications, descriptions or drawings. Disclosure shall be in sufficient detail that an engineer of average skill and training in the field of the Technology can understand it.

     6.4  In addition to the delivery of TWI's Technology pursuant to Section
6.1 hereof, TWI shall upon TORAY's request, train TORAY's personnel in the understanding and use of the TWI

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Intellectual Property Rights, at reasonable intervals and for reasonable periods as TWI and TORAY shall from time to time agree. Training will take place in the United States at TWI's facilities or at any other location in the United States specified by TWI. TWI, on the one hand, and TORAY, on the other, shall each bear its own costs in connection with such training and technology transfer except that TORAY shall reimburse TWI, on a semi-annual basis, for certain of TWI's additional out of pocket expenditures in connection with the technology transfer as TWI and TORAY shall from time to time agree (such expenses to include, without limited, the leasing of additional office space, the salaries of additional draftsmen, and the purchase or leasing of CAD equipment, but shall exclude costs associated with TWI's present employees and operations).

VII. CONFIDENTIALITY:
     ---------------

     7.1 Each party hereunder receiving Technology (a "Receiving Party") disclosed by the other

[MISSING PAGE  ]

VIII.
     8.1

          8.1.1 It is the owner of or has the valid right to use TWI's Technology and the TWI Licensed Patents and, to the best of its knowledge, the TWI Licensed Trademarks and its rights are free and clear of all liens, claims, pledges, assignments, encumbrances and licenses, except for the pre-existing licenses set forth on Schedule D to the DLA, which is incorporated herein by reference.

          8.1.2 It has the authority to grant licenses of the scope set forth in the Agreement and has the right to enter into this Agreement and to execute and perform all its obligations hereunder.

          8.1.3 There are no outstanding orders, decrees, judgments, stipulations, or interference, opposition, or other judicial or adversarial administrative proceedings pending or, to the best of its knowledge, threatened against it involving any TWI Intellectual Property Rights or TWI Licensed Trademarks that (1) challenge its ownership of or the validity of the TWI Intellectual Property Rights or the TWI Licensed Trademarks, (2) question the effectiveness of TWI's Technology, or (3) allege that the use or practice of the TWI Intellectual Property Rights or the TWI Licensed Trademarks in the manner contemplated hereunder infringes upon the intellectual property rights of any third party.

          8.1.4 The execution, delivery, and performance by TWI of this Agreement will not constitute a violation of or default under any indenture, agreement, instrument, order, judgment, or decree to which TWI or any of its property may be subject.

     8.2  TORAY represents and warrants that as of the date hereof:

          8.2.1 It is the owner of or has the valid right to use TORAY's Base Technology and its rights are free and clear of all liens, claims, pledges, assignments, encumbrances and licenses.

          8.2.2 It has the authority to grant licenses of the scope set forth in this Agreement and has the right to enter into this Agreement and to execute and perform all its obligations hereunder.

          8.2.3 There are no outstanding orders, decrees, judgments, stipulations, or interference, opposition, or other judicial or adversarial administrative proceedings pending or, to the best of its knowledge, threatened against it involving any of TORAY's Base Technology that (1) challenge its ownership of or the validity of TORAY's Base Technology, (2) question the effectiveness of TORAY's Base Technology, or (3) allege that the use or practice of TORAY's Base Technology in the manner contemplated hereunder infringes upon the intellectual property rights of any third party.

          8.2.4 The execution, delivery, and performance by TORAY of this Agreement will not constitute a violation of or default under any indenture, agreement, instrument, order, judgment, or decree to which TORAY or any of its property may be subject

IX.  RECORDS AND REPORTS:
     -------------------

     9.1 Each party shall keep true and accurate records, files, and books of account containing all the data reasonably required for the computation and verification of the royalties to be paid.

     9.2 With each quarterly royalty payment, the party submitting the payment shall deliver to the other a written statement (a "Quarterly Royalty Statement"), identifying the Products on which quarterly royalties are due and the amount of such royalties. Within three (3) months after the date of expiration or termination of this Agreement, each party required to pay royalties shall furnish the other party or its designee with a written statement, similar in form to the quarterly royalty statements previously furnished to the other party, relating to any royalties due and payable to the other party but that have not been reported and paid before expiration or termination and shall remit all such royalties to the other.

     9.3 Each party's books of account and other relevant records, and other pertinent data upon which royalties are calculated, may be audited once per year, at the auditing party's expense, by an accountant or agent approved by the auditing party. Copies of the auditor's report will be made available to the auditing party and upon request to the reporting party. Such auditor shall certify to whether or not all royalties and fees due to the auditing party have been paid and, if not, the extent of any shortfall. To the extent that the auditor's report indicates a shortfall in royalties greater than five percent (5%), the reporting party shall pay, in addition to the unpaid royalties, the reasonable cost of the audit.

X.   INSPECTIONS AND VISITS:
     ----------------------

     10.1 To enable each party to observe the production of the Products by the other, to facilitate the delivery of Technology, and to enable each Party to monitor the quality of the Products sold under TWI Licensed Trademarks, each party shall permit the other, at the other party's expense and at reasonable times and intervals, to inspect pertinent sections of the manufacturing facilities and warehouses where the Products are manufactured and stored.

     10.2 As far as reasonably possible, information obtained as a result of such visits shall be treated as confidential information under Article VII hereof. Visits, including those covered by Article VI hereof, shall be subject to all applicable governmental security and other laws and regulations and regulations of the entity whose facilities are visited, including, but not limited to, rules which relate to safety and taking of pictures or other recordings.

XI.  TERM AND TERMINATION:
     --------------------

     11.1 This Agreement shall become effective as of the Effective Date, and the term of this Agreement shall extend for ten (10) years from the Effective Date, unless earlier terminated in accordance with its terms. Upon and after the expiration of this Agreement, other than due to a breach as specified in Section 11.2(a) the right and license granted to TORAY shall, without any further payment to TWI, have the non-exclusive right and license under the TWI Intellectual Property Rights and the TWI Licensed Trademarks to manufacture, sell and use Products, and (b) the right and license granted to TWI pursuant to Sections 5.1 and 5.2 hereof shall be deemed fully paid and TWI shall, without any further payment to TORAY, have the non-exclusive right and license under TORAY's Technology to manufacture, sell and use Products.

     11.2 Any of the following events shall constitute a breach ("Breach") of this Agreement: (a) the appointment of a trustee in bankruptcy for either party;
(b) an assignment of assets for the benefit of either party's creditors; (c) the levy or execution upon the license herein granted; (d) the adjudication of either party's bankruptcy; (e) the rejection of the license herein granted by either party's trustee in bankruptcy; or (f) a failure by either party to observe any of its obligations or covenants hereunder, including without limiting the generality thereof, compliance with any requirement set forth in Sections VII, X, XII and XIII hereof, provided that the non-breaching party shall first notify the breaching party in writing of any such failure and the breaching party shall have thirty (30) days from the date of receiving such notice to cure such failure and furnish proof of such cure to the non-breaching party, and provided further that the non-breaching party may terminate this Agreement immediately and without prior notice if the other party willfully breaches the provisions of Article VII of this Agreement. A Breach of this Agreement shall entitle the non-breaching party, at its option, either to terminate this Agreement immediately, or to avail itself of any other appropriate legal or equitable remedy.

     11.3 Notwithstanding the foregoing, the expiration or termination of this Agreement for any reason shall not affect the continued operation or enforcement of any provision of this Agreement which, by its express terms, is to survive expiration or termination.

     11.4 Following the termination of this Agreement pursuant to Section 11.2 above, TORAY will have ninety (90) days to (a) sell any Products already manufactured by it and (b) complete the manufacture and sale of Products in respect of all written orders therefor received. Following the expiration of such ninety (90) day period, TORAY shall cease all use of the TWI Intellectual Property Rights (except for TWI's Technology which is no longer confidential under the terms of Article VII hereof) and the TWI Licensed Trademarks and shall return to TWI or destroy all copies of documents, and modify all equipment which contains or embodies any of the foregoing, and TWI shall cease all use of TORAY's Base Technology and shall return to TORAY or destroy all copies of documents, and modify all equipment which contains or embodies any of TORAY's Base Technology. To the extent that only the rights for TORAY to use the TWI Licensed Trademarks have been terminated, the foregoing provisions shall apply only to the use of the TWI Licensed Trademarks following such termination.

XII. INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS AND LICENSED TRADEMARKS:

     12.1 TORAY shall give TWI prompt written notice of any pending or threatened suit against TORAY by a third party alleging that the use of the TWI Intellectual Property Rights or the TWI Licensed Trademarks pursuant to the terms of this license infringes upon the intellectual property rights of such third party. TWI shall defend such allegations and TORAY shall cooperate and assist in such defense. TWI shall be responsible for all of TORAY's expense (including reasonable legal fees) in connection with such defense.

     12.2 TORAY shall promptly notify TWI of any threatened or actual unauthorized use or infringement by third parties of the TWI Intellectual Property Rights or the TWI Licensed Trademarks which may come to TORAY's attention. TWI shall have the sole initial right to determine whether or not any action shall be taken against any such unauthorized use or infringement.
In the event that TWI initiates litigation against a third party, TWI shall select the attorneys, control the litigation, pay the litigation expenses, and return any damages recovered as a result of any judgment in favor of TWI, provided that TWI shall not settle any suit without the prior written consent of TORAY, which consent shall not be unreasonably withheld.

     12.3 In the event that TWI takes no action to stop such infringement within three (3) months following notice by TORAY of such infringement, TORAY may then itself bring an action with respect to such alleged unauthorized use or infringement and TWI shall join in such suit if necessary to maintain TORAY's standing. Any recovery from a suit brought by TORAY shall be retained by TORAY. TORAY shall not settle any such action without the prior written consent of TWI, such consent not be unreasonably withheld.

     12.4 TWI and TORAY agree to provide reasonable cooperation to each other in any litigation or other action taken to enforce any of the TWI Intellectual Property Rights or the TWI Licensed Trademarks.

XIII. INFRINGEMENT OF TORAY'S TECHNOLOGY:

     13.1 TWI shall give TORAY prompt written notice of any pending or threatened suit against TWI by a third-party alleging that the use of TORAY's Technology pursuant to the terms of this license infringes upon the intellectual property rights of such third party. TORAY shall defend such allegations and TWI shall cooperate and assist in such defense. TORAY shall be responsible for all of TWI's expenses (including reasonable legal fees) in connection with such defense.

     13.2 TWI shall promptly notify TORAY of any threatened or actual unauthorized use or infringement by third parties of TORAY's Technology which may come to TWI's attention. TORAY shall have the sole initial right to determine whether or not any action shall be taken against any such unauthorized use or infringement. In the event that TORAY initiates litigation against a third party, TORAY shall select the attorneys, control the litigation, pay the litigation expenses, and retain any damages recovered as a result of any judgment in favor of TORAY, provided that TORAY shall not settle any suit without the prior written consent of TWI, which consent shall not be unreasonably withheld.

     13.3 In the event that TORAY takes no action to stop such infringement within three (3) months following notice by TWI of such infringement, TWI may then itself bring an action with respect to such alleged unauthorized use or infringement and TORAY shall join in such suit if necessary to maintain TWI's standing. Any recovery from a suit brought by TWI shall be retained by TWI.
TWI shall not settle any such action without the prior written consent of TORAY, such consent not to be unreasonably withheld.

     13.4 TWI and TORAY agree to provide reasonable cooperation to each other in any litigation or other action taken to enforce any of TORAY's Technology.

XIV. TRADEMARK USAGE MARKING REQUIREMENTS AND REGISTRATION:

     14.1 TWI shall use its best efforts to register and maintain the registrations of the TWI Licensed Trademarks and TWI Licensed Patents in each country within TORAY's Exclusive Territory and maintain in force all registrations issuing therefrom. The parties shall cooperate in meeting all registered user requirements imposed by the respective trademark registries in TORAY's Exclusive Territory.

     14.2 TORAY agrees that it will, in connection with all advertising and promotional materials used in the marketing and sale of Products within TORAY's Exclusive Territory, disclose that the use of the TWI Licensed Trademarks is pursuant to a license from TWI and apply appropriate statutory notice and marking in connection with the use of the TWI Licensed Trademarks and the TWI Licensed Patents.

     14.3 TORAY agrees to use the TWI Licensed Trademarks only in the form approved by TWI. Upon TWI's request, TORAY shall provide to TWI representative samples or photographs of all packaging, advertisements and promotional materials bearing the TWI Licensed Trademarks prior to use by TORAY in connection with the marketing and sale of the Products, for TWI's written approval, which shall not be unreasonably withheld. Any materials not disapproved by TWI within ten (10) business days after receipt thereof shall be deemed approved.

     14.4 TORAY acknowledges that use of any TWI Licensed Trademark shall not create in TORAY's favor any ownership interest therein and all good will arising out of TORAY's use of the TWI Licensed Trademarks shall inure to the benefit of TWI.

     14.5 The quality standards applied to the Products manufactured by TORAY for sale under the TWI Licensed Trademarks shall be specified by TWI. To assure that the applicable quality standards are maintained, TWI shall have the right to periodically inspect and evaluate Products produced by TORAY in connection with the visits contemplated in Section 10.1 hereof. TWI shall also have the right to examine and make copies and extracts of books and records, documents and materials relating to the performance characteristics or quality of Products to be sold under the TWI Licensed Trademarks. Upon request, TORAY shall ship to TWI representative samples of its current production of Products manufactured by TORAY to be sold under the TWI Licensed Trademarks. If TWI disapproves of the quality of such samples, TORAY will have thirty (30) days to cure the deficiency and TORAY shall not sell Products (including those incorporating Improvements) under the TWI Licensed Trademarks unless and until such deficiency is cured to TWI's reasonable satisfaction.

XV.  NEW DEVELOPMENTS:

     All enhancements, improvements and additional applications of the Product developed after the Effective Date by either party (hereinafter referred to as a "New Development") shall be the joint property of TWI and TORAY, and each party may use any such New Development in the manufacture, use and sale of Products to the same extent as provided in this Agreement.

XVI. ARBITRATION:

     16.1 In the event of any dispute or difference of opinion or controversy between the parties arising out of or in connection with this Agreement or with regard to performance of any obligation hereunder by either party, both parties hereto shall use their reasonable efforts to settle such dispute or difference of opinion amicably by good faith negotiation for a period of thirty (30) days, commencing upon the receipt of written demand for negotiation setting forth the basis of the dispute. After the expiration of the 30-day negotiation period, either party may commence an arbitration to resolve such dispute as set forth below.

     16.2 All disputes, differences of opinion, or controversies which may arise between the parties hereto out of or in relation to or in connection with this Agreement or the breach thereof, shall be finally settled by arbitration in San Francisco, if requested by TORAY, and in Tokyo, if requested by TWI, by a panel of three (3) arbitrators in accordance with the rules of the American Arbitration Association if arbitration is held in San Francisco and in accordance with the rules of the Japan Commercial Arbitration Association if arbitration is held in Tokyo, in the form pertaining at the time the arbitration is initiated. TWI and TORAY shall each select an arbitrator, and the two arbitrators so selected shall select a third arbitrator. If the two (2) arbitrators selected are unable to agree upon the name of a third arbitrator, such third arbitrator shall be appointed from a panel in accordance with the applicable rule of arbitration in the jurisdiction in which arbitration is held. The parties shall use their best efforts to complete the arbitration proceeding within four (4) months from the expiration of the negotiation period set forth in Section 16.1 above.

     16.3 The parties agree that the arbitrators shall be empowered to render whatever judgment or relief is deemed appropriate by the panel, including remedies of money damages, injunctive relief, or specific performance of this Agreement. Judgment upon the award rendered by the arbitrators may be entered by any court have jurisdiction thereof.

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

     16.4 The prevailing party shall be entitled to recover from the non-prevailing party the reasonable expenses of the prevailing party, including, without limitation, reasonable attorneys' fees and costs.

     16.5 Notwithstanding the foregoing, each party shall be entitled to seek temporary injunctive relief from any court of competent jurisdiction to prevent any unauthorized use or disclosure of any Intellectual Property Rights, Licensed Trademarks or Development, pending the determination of the arbitration.

XVII.  CHOICE OF LAW:

     This Agreement shall be construed and enforced hereunder in accordance with the internal laws of the State of California, without application of principles of conflicts of law.

XVIII. ASSIGNMENT:

     This Agreement may not be assigned, transferred, or otherwise conveyed or pledged by either party without the prior written consent of the other party. Any attempt to assign, transfer, convey, or pledge this Agreement (or any right or obligation hereunder) in contravention of this Agreement shall be null and void.

XIX. FORCE MAJEURE:

     The terms and conditions mutually agreed upon in this Agreement shall be subject to force majeure. Neither TWI nor TORAY shall be considered in default in the performance of their respective obligations hereunder if such performance is prevented or delayed because of war, hostilities, revolution, civil commotion, strike, lock-out, epidemic, accident, fire, wind, flood, or because of any law, order, proclamation, regulation, or ordinance of any government or of any subdivision thereof, or because of any act of God, or any other act or action of like character; provided that notice of such force majeure is given by the affected party to the other within seven (7) days of the beginning of said force majeure or the date on which it becomes reasonably apparent that the controlling event will create a state of force majeure. Should one or both of the parties be prevented from fulfilling their contractual obligations by a state of force majeure lasting continuously for a period of one hundred eight (180) days, the parties shall consult with each other regarding the future implementation of this Agreement.

XX.  MISCELLANEOUS:

     20.1 No waiver, approval, or consent permitted or contemplated by this Agreement shall be valid or effective for any purpose as against any party unless set forth in a written instrument executed by such party. In addition, resort to any remedy at law or as otherwise provided for in this Agreement shall not be construed as a waiver of any other rights and remedies to which such party is entitled under this Agreement or under applicable law. The failure of a party to insist, in any one or more instances, upon the strict performance of any of the terms, conditions, or covenant of this Agreement shall not construed as a waiver or relinquishment of such term, condition or covenant.

     20.2 Nothing herein contained shall be construed to place the parties in the relationship of partners, joint ventures, principal and agent, or employer and employee. Neither party shall have the power to assume, create, or incur liability or any obligation of any kind, express or implied in the name of or on behalf of the other party by virtue of this Agreement.

XXI. NOTICE:

     All notice, reports, requests, or demands to be given by either party to the other under this Agreement shall be forwarded, by facsimile or certified mail, properly addressed to the respective parties as follows:

          TWI:

          Therma-Wave, Inc.
          47320 Mission Falls Court
          Fremont, CA 94539
          U.S.A.
          Attention:  Dr. Allan Rosencwaig
          Facsimile:  (510) 656-3862

          TORAY:

          Toray Industries, Inc.
          8-1, Mihama 1-chome, Urayasu
          Chiba 279, Japan
          Attention:   Mr. Satoru Masuzaki
                       Director and General Manager
                       Electronic and Information Related Products Division
          Facsimile:  81-473-50-6062

or at such other address or addresses as either party may from time to time designate by written notice as its address or addresses for the purpose hereof.

XXII. SECTION HEADINGS:

     The Section and Article headings are contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

XXIII. SOLE UNDERSTANDING:

       This Agreement, and the DLA to the extent incorporated herein, embodies all of the understandings and obligations between the parties with respect to the subject matter hereof, and there are no other understandings and obligations between the parties with respect to the subject matter hereof. No change, alteration, or modification hereof shall be effective unless made in writing, approved by TWI's Board of Directors and (so long as he is an employee of TWI) by Allan Rosencwaig and signed by the parties hereto.

XXIV.  COUNTERPARTS:

       This Agreement may be executed in counterparts, each one of which will be construed as an original but all of which together shall be considered one and the same instrument.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


THERMA-WAVE, INC.                                 Toray Industries, Inc.

By:  /s/  Allan Rosencwaig                        By:  /s/ Satoru Masuzaki
   ---------------------------------------           ------------------------------------
Its: President and Chief Executive Officer        Its: Director and General Manager
    --------------------------------------            -----------------------------------

                                            Electronic and Information Related
                                            Products Division

                                   SCHEDULE A

                                    Product
                                    -------

"OP-LCD System"

     OP-LCD System is film measurement system for customers for use in non-semiconductor applications using Beam Profile Reflectometry technology and consisting of (1) Measurement Optics, (2) Sample Stage, (3) Control System and
(4) Software, details of which are as follows:

(1)  Measurement Optics

     a. Optics for Beam Profile Reflectometry
     b. Optics for Spectrometry (optional)
     c. Optics for Ellipsometry (optional)

(2)  Sample Stage

     a. XY-0 Stage System
     b. Isolation Unit

(3)  Control System

     a. Main Control System
     b. Auto-focus System
     c. Video Monitoring System
     d. Pattern Recognition System

(4)  Software

     a.   TFMS
     b.   IOPT

                                   SCHEDULE B

                                Licensed Patents
                                ----------------

A.   U.S. Patents
     ------------

     1. Issued Patents
        --------------

                                                        Issue
Patent No.                    Title                      Date      Record Owner
----------  -------------------------------------      --------  -----------------
 4,999,014  Method and apparatus for measuring         03/12/91  Therma-Wave, Inc.
            thickness of thin films

 5,042,951  High-resolution ellipsometric apparatus    08/27/91  Therma-Wave, Inc.

 5,159,412  Optical Measurement Device with            10/27/92  Therma-Wave, Inc.
            enhanced sensitivity

 5,181,080  Method and apparatus for evaluating the    01/19/93  Therma-Wave, Inc.
            thickness of thin films


B.   Foreign Patents
     ---------------

     1.    Issued Patents
           --------------

                              Issue
Country          Patent No.   Date                 Title                Record Owner
----------       ----------  --------  ----------------------------   -----------------
EPC:                397,388  03/22/95  Method and apparatus for       Therma-Wave, Inc.
France                                 measuring thickness of thin
Great Britain                          films
Netherlands
Germany

Japan             1,968,077  09/18/95  High resolution                Therma-Wave, Inc.
                                       ellipsometric
                                       apparatus


     2. Pending Foreign Patent Applications
        -----------------------------------

Country          Serial No.  Filing Date                Title                   Status     Record Owner
-------------    ----------  -----------  -------------------------------    ------------  ------------
Japan            P2-116410      05/02/90  Method and apparatus for           Not examined  Therma-Wave,
                                          measuring the thickness of thin                  Inc.
                                          film

EPC:             90304799.1     05/02/90  High resolution ellipsometric      Pending       Therma-Wave,
France                                    apparatus                                        Inc.
Great Britain
Netherlands
Germany


EPC:             92311080.3     12/04/92  Method and apparatus for           Pending       Therma-Wave,
France                                    evaluating the thickness of thin                 Inc.
Great Britain                             films
Netherlands
Germany



Japan            P4-351953      12/09/92  Method and apparatus for           Not examined  Therma-Wave,
                                          evaluating the thickness of thin                 Inc.
                                          films


                                   SCHEDULE C

                              Licensed Trademarks
                              -------------------

1.  Therma-Wave

2.  Opti-Probe

                                   SCHEDULE D

                            TORAY's Base Technology
                            -----------------------


1.  X-Y Stages

2.  Anti-vibration Mechanism

                                   SCHEDULE E

                           TWI's Exclusive Territory
                           -------------------------


United States, Canada

Mexico, Guatemala, Honduras, El Salvador, Nicaragua, Costa Rica, Panama, Jamaica, Haiti, Dominican Republic, Cuba, Bahamas. Any other countries in West Indies, Venezuela, Colombia, Ecuador, Peru, Bolivia, Guyana, Suriname, French Guiana, Brazil, Paraguay, Uruguay, Argentina, Chile.

United Kingdom, Ireland, France, Germany, Belgium, Netherlands, Luxembourg, Denmark, Norway, Sweden, Finland, Iceland, Switzerland, Liechtenstein, Austria, Italy, Vatican, Monaco, San Marino, Spain, Malta, Andorra, Portugal, Greece, Poland, Czecho, Slovakia, Hungary, Rumania, Bulgaria, Yugoslavia, Slovenia, Croatia, Bosnia-Herzegovina, Macedonia, Albania, Estonia, Latvia, Lithuania

Russian Federation, Any Other CIS Countries